                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                           COACHMEN INDUSTRIES, INC.
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                (Name of Registrant as Specified in Its Charter)
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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                                  [COACH LOGO]

                           COACHMEN INDUSTRIES, INC.
                                 P. O. BOX 3300
                             ELKHART, INDIANA 46515
                                  219-262-0123

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 3, 2001

                               ------------------

To the Shareholders of
   COACHMEN INDUSTRIES, INC.

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of COACHMEN INDUSTRIES, INC., an Indiana corporation, will be held at Christiana Creek Country Club, 116 West Bristol Street, Elkhart, Indiana, on May 3, 2001 at 10:00 A.M., for the following purposes:

     1. To elect ten directors of the Company to hold office for the ensuing year.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on March 20, 2001, are entitled to notice of and to vote at the meeting. Each such shareholder is entitled to one vote per share on all matters to be voted on at the meeting.

     Whether or not you expect to attend the meeting, please sign, date and return the enclosed proxy in the enclosed envelope.

                                         By Order of the Board of Directors,

                                               RICHARD M. LAVERS
                                                   Secretary

March 29, 2001

     PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE FOR MAILING IN THE UNITED STATES. A PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                           COACHMEN INDUSTRIES, INC.
                                 P. O. BOX 3300
                             ELKHART, INDIANA 46515
                                  219-262-0123

                               ------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 3, 2001
                               ------------------

     This Proxy Statement is being mailed to shareholders of COACHMEN INDUSTRIES, INC. (the "Company") on or about March 29, 2001, and is furnished in connection with the Board of Directors' solicitation of proxies to be used at the Annual Meeting of Shareholders to be held on May 3, 2001, at the time and place and for the purposes set forth in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. The shareholder executing the proxy has the power to revoke it at any time prior to the voting thereof. The Annual Report to Shareholders for the year 2000 accompanies this Proxy Statement. Additional copies of the Report may be obtained by writing to the Secretary of the Company.

     The expenses in connection with the solicitation of the enclosed form of proxy, including postage, printing and handling, and actual expenses incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding documents to beneficial owners, will be paid by the Company. It is also expected that solicitation in person or by telephone will be made of some shareholders by certain directors, officers and employees of the Company without extra compensation. Also the Company has retained Innisfree M&A Incorporated to aid in soliciting proxies, for a fee of $7,500, plus reasonable out-of-pocket expenses

                               VOTING INFORMATION

     Each shareholder is entitled to one vote for each share of the Company's Common Stock held as of the record date. For purposes of the Annual Meeting, a quorum means a majority of the outstanding shares entitled to vote. As of the close of business on March 20, 2001, the record date for shareholders entitled to vote at the annual meeting there were outstanding 15,762,026 shares of Common Stock, entitled to one vote each. In determining whether a quorum exists at the Annual Meeting, all shares represented in person or by proxy will be counted. A shareholder may, with respect to the election of directors, (i) vote for the election of all named director nominees, (ii) withhold authority to vote for all named director nominees or (iii) vote for the election of all named director nominees other than any nominee with respect to whom the shareholder withholds authority to vote by so indicating in the appropriate space on the proxy. Proxies properly executed and received by the Company prior to the Annual Meeting and not revoked will be voted as directed therein on all matters presented at the meeting. In the absence of a specific direction from the shareholder, proxies will be voted for the election of all named director nominees.

     The Directors are elected by a plurality of the votes cast by shares present in person or by proxy at the Annual Meeting and entitled to vote. For any other matter which may properly come before the meeting, approval is obtained if the votes cast in favor exceed the votes cast in opposition. Accordingly, withholding authority to vote in the election of Directors and broker non-votes will have no effect on any matter at the Annual Meeting.

     Shareholders wishing to include proposals in the Company's Proxy Statement and form of proxy for the next Annual Meeting of Shareholders must submit such proposals so that they are received by the Secretary of the Company at the address indicated on page 1 by no later than November 29, 2001.

     The Company's Bylaws provide that notice of proposed shareholder nominations for election of directors must be made in writing and either delivered to the Secretary of the Company or mailed to the Secretary of the Company by first-class United States mail, postage prepaid, and in either case must be received by the Secretary of the Company not less than 60 days prior to the month and day of the anniversary of the last meeting of the stockholders called for the election of directors. The notice must contain certain information about each proposed nominee, including his age, business and residence addresses and principal occupation, the number of shares of Common Stock beneficially owned by him and such other information as would be required to be included in a proxy statement soliciting proxies for the election of such proposed nominee. If the Chairman of the meeting of shareholders determines that a nomination was not made in accordance with the foregoing procedures, such nomination is void. The advance notice requirement affords the Board of Directors the opportunity to consider the qualifications of all proposed nominees and, to the extent deemed necessary or desirable by the Board, inform shareholders about such qualifications.

     For a shareholder to bring other business before the Annual Meeting, but not have it included in the proxy statement, timely notice must be submitted in writing, either delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of the Company, and in either case must be received by the Secretary of the Company not less than 60 days prior to the month and day of the anniversary of the mailing of the prior year's proxy statement. The notice must identify the proposing shareholder and his/her address, and contain a description of the proposed business and such other information as would be required to determine the appropriateness of including the proposal in a proxy statement.

                          STOCK OWNERSHIP INFORMATION

     The following table sets forth, as of the record date, information concerning the only parties known to Coachmen having beneficial ownership of more than 5 percent of its outstanding Common Stock and information with respect to the stock ownership of all directors and executive officers of the Company as a group.

                                                             NUMBER OF
                                                               SHARES
                     NAME AND ADDRESS                       BENEFICIALLY          PERCENT
                   OF BENEFICIAL OWNER                         OWNED              OF CLASS
                   -------------------                      ------------          --------
First Pacific Advisors, Inc.                                 2,535,900              16.1%
11400 West Olympic Blvd., Suite 1200
Los Angeles, California 90064
Dimensional Fund Advisors, Inc.                              1,156,900               7.3%
1299 Ocean Avenue
Santa Monica, California 90401
Dalton, Greiner, Hartman, Maher & Co.                        1,052,985               6.7%
565 Fifth Ave., Suite 2101
New York, New York 10017
J. L. Kaplan Associates, LLC                                 1,041,000               6.6%
222 Berkeley Street, Suite 2010
Boston, Massachusetts 02116
Brinson Partners, Inc.                                         734,799               4.7%
209 South LaSalle
Chicago, Illinois 60604
Thomas H. Corson                                               576,150               3.7%
Retired Chairman of the Board
P.O. Box 504
Middlebury, Indiana 46540
Dorthy S. Corson                                               507,540               3.2%
(Wife of Thomas H. Corson)
P.O. Box 504
Middlebury, Indiana 46540
Directors and Executive Officers as a group (18 persons)     1,642,166              10.4%(1)

---------------

(1) The stock ownership of the executive officers named in the Summary Compensation Table is set forth under the heading "Election of Directors" except for James E. Jack, former Executive Vice President, who owns 10,804 shares of which 3,750 are exercisable within 60 days of the record date for the annual meeting, Richard M. Lavers, Executive Vice President, who owns 6,020 shares of which 5,000 are exercisable within 60 days of the record date for the annual meeting and Gene E. Stout, Executive Vice President, who owns 24,319 shares of which 12,000 are held under options exercisable within 60 days of the record date for the annual meeting.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that certain of the Company's directors, officers and stockholders file with the Securities and Exchange Commission and the New York Stock Exchange an initial statement of beneficial ownership and certain statements of changes in beneficial ownership of Common Stock of the Company. Based solely on its review of such forms received by the Company and written representation from the directors and officers that no other reports were required, the Company is aware of one instance of noncompliance. One of the Company's Directors, Geoffrey B. Bloom inadvertently failed to file a Form 4 for the purchase of 2,000 shares of the Company's stock.

                             ELECTION OF DIRECTORS

     At the meeting, ten directors constituting the entire Board of Directors of the Company, are to be elected to hold office until the next Annual Meeting of Shareholders or until their successors are elected and qualified. Unless otherwise indicated on the proxy form, the authority conferred by the proxy will be used for the purpose of voting in favor of the ten nominees listed below. If any such nominee shall be unable to serve, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxies. The Board of Directors has no reason to believe that any such nominee will be unable to serve. The following information concerning the nominees and the number of shares of Common Stock of the Company owned of record and beneficially as of March 20, 2001 has been furnished by the nominees:

                                                                YEAR FIRST      COMMON STOCK
                                                                 ELECTED           OWNED
   NAME AND AGE                  PRINCIPAL OCCUPATION(1)         DIRECTOR      MARCH 20, 2001
   ------------                  -----------------------        ----------   ------------------
Claire C. Skinner    (46)  Chairman of the Board, Chief            1993        268,252   (1.7%) (2)(3)
                             Executive Officer and President
                             (Daughter of Thomas H. Corson and
                             Niece of Keith D. Corson)
Keith D. Corson      (65)  Retired President and Chief             1991         68,900          (3)(4)
                             Operating Officer of the Company
                             (Brother of Thomas H. Corson)
Thomas H. Corson     (73)  Retired Chairman of the Board of        1965      1,083,690   (6.9%) (3)
                             the Company
Geoffrey B. Bloom    (59)  Chairman of the Board Wolverine         1999          3,000          (4)
                             World Wide
Robert J. Deputy     (62)  Chairman & CEO, Godfrey Marine,         1998         26,000          (4)
                             Inc.
Donald W. Hudler     (66)  Chairman & CEO, Saturn Retail           1999          4,000          (4)
                             Enterprises, Inc.
William P. Johnson   (59)  Retired Chairman of the Board of        1978         23,440          (4)
                             Goshen Rubber Co., Inc.
Philip G. Lux        (72)  Retired President of the Company        1979         96,136          (4)
Edwin W. Miller      (55)  Chairman & CEO, Millenium Capital       1998          4,900          (4)
                             Group
Fredrick M. Miller   (45)  Member, Dykema Gossett PLLC             1999            500          (4)

---------------

(1) All of the nominees have held the positions set opposite their names for more than the past five years except for C.C. Skinner, K.D. Corson, G.B. Bloom, D.W. Hudler, W.P. Johnson and E.W. Miller. Ms. Skinner was Executive Vice President of the Company prior to being elected Vice Chairman on May 4,1995, and Chairman and CEO on August 1, 1997 and she assumed the President position on September 1, 2000. Mr. Corson was President and COO of the Company prior to his retirement on September 1, 2000. Prior to 2000 Mr. Bloom was Chairman and CEO, prior to 1996 Mr. Bloom was President and Chief Executive Officer of Wolverine World Wide, Inc. Mr. Hudler was Chairman, President and CEO of Saturn Corp. GM from April 1, 1997 to December 31, 1998. Prior to that he was President and CEO of Saturn GM. Mr. Johnson retired as Chairman of the Board of Goshen Rubber Co., Inc. in 2000. Mr. Miller retired from Eli Lilly and Company on December 31, 1998.

(2) Includes 30,000 shares held under options exercisable within 60 days of the record date for the annual meeting by C.C. Skinner.

(3) Includes shares, as to which beneficial ownership is disclaimed, held by or for the benefit of family members as follows: C.C. Skinner, 40,042 shares, K.D. Corson, 36,400 shares and T.H. Corson, 507,540 shares.

(4) Less than 1.0%.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY COMPENSATION TABLE

                                                           LONG-TERM COMPENSATION
                                                         --------------------------
                                   ANNUAL COMPENSATION    SECURITIES     RESTRICTED
         NAME AND                  -------------------    UNDERLYING       STOCK         ALL OTHER
    PRINCIPAL POSITION      YEAR    SALARY    BONUS(1)   OPTIONS(#)(2)   AWARDS(3)    COMPENSATION(4)
    ------------------      ----    ------    --------   -------------   ----------   ---------------
Claire C. Skinner           2000   $281,000   $     --      50,000        $    --         $14,609
Chairman of the             1999    270,000    270,000      10,000             --           8,454
Board, Chief                1998    252,000    252,000          --             --           8,231
Executive Officer
and President
James E. Jack (5)           2000    250,000         --      36,000             --           8,444
Executive Vice              1999     63,861     23,438      15,000             --              --
President and Chief
Financial Officer
Richard M. Lavers           2000    169,615         --      36,000             --           4,450
Executive Vice              1999    125,000     46,875       7,000             --           1,000
President and               1998    115,000     37,786          --             --              --
General Counsel
and Secretary
Keith D. Corson (6)         2000    164,904         --          --         13,050          11,220
President and Chief         1999    235,000    235,000      10,000             --           9,339
Operating Officer           1998    220,000    220,000          --             --           9,145
Gene E. Stout               2000    157,000         --          --             --           8,703
Executive Vice              1999    151,000     90,600       5,000             --           7,069
President, Corporate        1998    144,000     86,400       6,000         26,850           6,307
Development

---------------

(1) The Company has incentive bonus plans for both designated officers and key management personnel. Under these plans and subject to certain limitations and exceptions, bonus payments are made from an amount equal to a maximum of 20% of the result reached by subtracting 6% of the previous year-end net worth from annual earnings, before the bonuses described herein and income taxes.

(2) The options are for a term of five to ten years and become exercisable at the rate of 25% per year at the end of the first year.

(3) Gene E. Stout's stock award vests over a four year period at the rate of 25% per year at the end of the first year. No dividends are paid on the unvested portion of the award. On December 31, 2000, the remaining value of Gene E. Stout's award was $6,300. Keith D. Corson was granted a restricted stock award upon his retirement on August 31, 2000 in relationship with the Company's Business Protection Agreement. The stock certificate will be delivered two years from the date of the award. At December 31, 2000 the value of Keith D. Corson's award was $12,600.

(4) The Compensation Committee has approved executive deferred compensation agreements for certain corporate and subsidiary officers. These agreements provide monthly payments to executives upon retirement and provide for monthly payments to the executive's beneficiaries should the executive die prematurely. The benefits are funded by the Company's purchase of insurance on the lives of the executive officers. These agreements provide for twenty-year payments upon retirement and are fully funded by the life insurance purchased. The amounts in this column for 1999 and 1998 represent the Company's contributions under the deferred compensation plan and interest earned above 120% of the applicable federal rate. The Company's contributions under this plan for 2000 are as follows: Ms. Skinner,

    $11,804, Mr. Jack, $5,639, Mr. Lavers, $1,645, Mr. Corson, $11,220 and Mr.
    Stout, $5,898. In addition, the Company established a retirement plan under
    Section 401(k) effective January 1, 2000. Company contributions for 2000 under this plan were $2,805 each for Ms. Skinner, Mr. Jack, Mr. Lavers and Mr. Stout.

(5) James E. Jack left the Company to pursue other opportunities on February 13, 2001.

(6) Keith D. Corson retired as President and COO of the Company on September 1, 2000.

STOCK OPTION GRANTS TABLE

     The following table shows information with respect to options for the Company's Common Stock (without par value) granted under the Company's 1994 and 2000 Omnibus Stock Incentive Programs.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                   POTENTIAL REALIZABLE
                                           % OF TOTAL                                      VALUE
                             OPTIONS     OPTIONS GRANTED   EXERCISE   EXPIRATION   ---------------------
                            GRANTED(#)   TO EMPLOYEES(1)    PRICE        DATE         5%          10%
                            ----------   ---------------   --------   ----------   ---------   ---------
Claire C. Skinner.........    50,000           6.2         $ 10.00    10/06/10     $314,447    $796,871
James E. Jack.............    36,000           4.5           10.00    10/06/10      226,402     573,747
Richard M. Lavers.........    36,000           4.5           10.00    10/06/10      226,402     573,747

---------------

(1) The total options granted to employees include 508,300 options granted in connection with the acquisition of Miller Building Systems,Inc.

STOCK OPTION EXERCISES AND VALUES TABLE

     The following table shows information with respect to options for the Company's Common Stock either exercised or having value outstanding under the Company's 1994 and 2000 Omnibus Stock Incentive Programs.

                   AGGREGATED OPTION EXERCISES IN FISCAL 2000
                           AND YEAR END OPTION VALUES

                                                        NUMBER OF SECURITIES
                            OPTIONS EXERCISED          UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                 IN 2000               OPTIONS AT DECEMBER 31,       IN-THE-MONEY OPTIONS AT
                       ---------------------------              2000                   DECEMBER 31, 2000*
                       SHARES ACQUIRED     VALUE     ---------------------------   ---------------------------
                         ON EXERCISE     REALIZED*   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                       ---------------   ---------   -----------   -------------   -----------   -------------
Claire C. Skinner....          --        $     --       35,000         65,000       $  5,000        $25,000
James E. Jack........          --              --        3,750         47,250             --         18,000
Richard M. Lavers....          --              --        4,000         42,000             --         18,000
Keith D. Corson......          --              --           --             --             --             --
Gene E. Stout........       5,000          37,500       14,000          8,000          3,000             --

---------------

* Market value of the underlying securities at exercise date or year-end as the case may be, minus the exercise price of the options.

CHANGE IN CONTROL AGREEMENTS

     The Company has entered into Change in Control Agreements with certain key employees, including the named executive officers. Each Change in Control Agreement provides for the payment of benefits in the event that, within a three-year period following the date of a "change in control", (i) the executive's employment is terminated by the Company without "cause", or (ii) the executive terminates employment for "good reason". The terms "change in control", "cause" and "good reason" are defined in the Agreements. The amount of the benefits payable to an executive entitled thereto would be an amount equal to accrued salary through the termination date and target annual bonus, plus either two or three times the sum of (i) the executive's annual base salary at the rate in effect at the time of the change in control or upon termination, whichever is greater, plus (ii) the executive's target annual bonus. The Agreements also provide for the full vesting of an executive's 401(k) account and a matching contribution for a two or three-year period, as well as the acceleration of vesting of any outstanding options or shares of restricted stock and the continuation of certain fringe benefits for a two or three-year period. In addition, several of the benefit plans provide for modified vesting and contribution provisions upon a change in control. Certain Change in Control Agreements provide a gross-up of the amount of benefits provided to hold the executives harmless from the impact of any excise tax imposed under the "parachute payment" provisions of the Internal Revenue Code. The term of the Agreements shall extend through the executive's term of employment, or the third anniversary of the date of a change in control of the Company, if sooner.

                               BOARD OF DIRECTORS

     The Company's Board of Directors has an Audit Committee consisting of William P. Johnson, Philip G. Lux, Edwin W. Miller and Fredrick M. Miller. The functions of the Audit Committee are to review and approve in advance the scope of the annual audit by the Company's independent public accountants, to review internal audit procedures, to review all matters having a material effect upon the Company's financial operations and to discuss fees paid to the Company's independent public accountants. The committee met four times in 2000. All of the members of the Audit Committee are independent as defined in the New York Stock Exchange listing standards.

     The Board of Directors has a Compensation Committee consisting of Philip G. Lux, Geoffrey B. Bloom, Robert J. Deputy, Donald W. Hudler and William P. Johnson. This committee reviews and approves compensation plans for all senior corporate officers, stock option grants and profit sharing awards. The committee met six times in 2000.

     The Board of Directors has a nominating committee consisting of Thomas H. Corson, Robert J. Deputy, and William P. Johnson. This committee selects and nominates candidates for Board membership. The committee met one time in 2000. The nominating committee will consider director nominees recommended by shareholders if such recommendations are submitted in writing to the committee in accordance with the Company's Bylaws.

     The Board of Directors had nine meetings in 2000. All directors attended at least eight meetings.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for developing and administering the compensation policies and practices of the Company, to insure that the Chief Executive Officer and other senior officers are compensated in a manner consistent with the stated objectives of the Company. The Committee also administers the Company's benefit, retirement programs and equity incentive plans and recommends changes subject to approval by the Board of Directors. The members of the Compensation Committee are independent, non-employee directors.

     The Company's compensation philosophy is to provide a competitive compensation program with incentives to achieve superior financial performance for the Company's stakeholders. The Company's executive compensation policies are designed to achieve these primary objectives:

          - Attract, retain, reward and motivate highly talented employees, who will lead the Company and achieve and inspire superior performance;

          - Provide incentives to improve the performance of Coachmen overall and of each business sector to which an executive is assigned;

          - Align the interests of management with those of the Company's shareholders in both the short and long-term by placing a significant portion of compensation "at risk", based upon the Company's performance.

     Executive compensation consists primarily of the following components: Base Salary, Annual Incentives and Long-Term Incentives.

     In 2000, the Board and its Compensation Committee engaged an independent compensation consulting firm to assist it in a review of the Company's compensation policies, provide advice concerning specific compensation packages and appropriate levels of executive compensation, provide advice about competitive levels of compensation and review and recommend changes in the compensation system of the Company. The firm was also retained to provide specific advice concerning the compensation for the Board's Outside Directors.

     The independent compensation consultant conducted a survey on compensation practices by companies in Coachmen's peer group, as well as a range of manufacturing companies with whom Coachmen might reasonably compete for executive talent. Based on these surveys and the consultants' recommendations, the Committee adopted a number of revisions to its compensation programs. These revisions are discussed in the relevant sections of this report.

BASE SALARIES

     Salaries are typically reviewed annually, on a calendar year basis. The Committee sets executive salaries based on competitive market levels, experience, individual and company performance, levels of responsibility and inflationary factors. In order to best attract and retain highly qualified talent, the Compensation Committee determined that base salaries should be targeted at the 50th percentile of the survey company composite. The review of salaries in effect in 2000 identified a number of deficiencies. The Committee has determined that adjustments to certain base salaries are needed, which adjustments will be phased in based upon the degree of deficiency, the level of the executive's responsibility and personal performance, and business circumstances.

ANNUAL INCENTIVES

     Historically, the annual incentive bonus plan for Coachmen senior executives has been based on a profit sharing bonus plan (PSB), where each "share" has been the equivalent of a percentage of the executive's base salary. Certain operating managers have had separate bonus programs that are based on performance factors such as return on assets, and growth in revenues, profits and market share. The annual incentive bonus is paid on March 15th, based on the results of the prior fiscal year. For 2000, no PSB bonuses were earned at the Corporate level, though bonuses were earned in varying degrees at individual business units.

     The Compensation Committee determined that the annual incentive bonus for senior officers and business units heads should be revised to increase emphasis on key performance factors that drive shareholder value, and for more consistency throughout the Company. Accordingly, a new annual incentive plan has been adopted for 2001.

     The 2001 Executive Annual Performance Incentive Plan provides key employees with the opportunity for bonuses based on the performance of the Company and/or the performance of its operating divisions or profit-centers. An annual target bonus goal (the "Target Bonus"), which is expressed as a percentage of the participant's base salary, is established by the Compensation Committee. The Committee also establishes "Incentive Bonus" levels, expressed as a percentage of the Target Bonus, that are paid to the participant based upon achievement of pre-established financial objectives of the Company. The Incentive Bonus levels may be expressed as either (i) a matrix of percentages or (ii) a mathematical formula that determines the percentage of the Target Bonus that is payable at varying levels of performance.

     Performance goals may be based on one or more business and/or financial criteria. Among other criteria, the Committee may include any one or a combination of the following criteria in either absolute or relative terms, for either the Company or any of its Subsidiary organizations: Revenue, revenue growth, market share or market share growth, or inventory turns; Total shareholder return; Return on assets, equity, capital, or investment; Pre-tax or after-tax profit levels, including: earnings per share, growth in earnings per share, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, net operating profits after tax, and net income, economic value added and economic profit; Cash flow and cash flow return on investment; Measurements of compliance with company policies or legal requirements; Employee turnover or other human resources criteria; Levels of operating expense or other expense items as reported on the income statement, including operating and maintenance expense; Measures of customer satisfaction and customer service as surveyed from time to time, including the relative improvement therein; and Subjective evaluations of the executives' performance and personal development.

     For 2001, performance will be determined by reference to goals linked to sales, earnings, and return on assets. Payment of an Incentive Bonus to a participant for the 2001 fiscal year is entirely contingent upon achievement of the performance levels established by the Committee. In addition, at the beginning of the performance period a participant may elect to receive bonuses earned in either non-restricted or restricted common stock of the Company instead of cash.

LONG-TERM INCENTIVES

     Long-term incentive compensation opportunities are provided to executives in positions with significant responsibilities, accountabilities and potential impact on long-term Corporate performance. Long-term incentive compensation is made available in the form of stock options. These awards are available under the 2000 Omnibus Stock Incentive Plan, which was approved by the shareholders. Participation in and the level of stock option grants made to individual executives are approved by the Committee. Options are subject to vesting provisions over a period of five years and the exercise price must at least equal the fair market value of the common stock on the date of grant. Holders must be employed by the Company at the time of vesting in order to exercise the options.

     Survey data indicates that previous grants approved by the Committee under this long-term plan and predecessor plans were not competitive with grants made to executives in similar positions at other industrial organizations. In 2000, the Committee adopted a revised stock option incentive strategy designed to encourage a significant equity ownership interest in the Corporation to help assure that the long-term interests of the Corporation's senior executives are closely aligned with the long-term interests of the shareholders.

BENEFITS

     The Committee also looked at retirement benefits as a component of compensation, and found that the plans offered were inadequate to attract and retain executive talent of the level desired in competition with other manufacturing companies. Improvements in deferred compensation and similar retirement programs enhanced with features tied to Company stock performance will become effective in 2001.

STOCK OWNERSHIP GUIDELINES -- EXECUTIVES

     In 2000, the Compensation Committee approved stock ownership guidelines of four times base salary for the Chief Executive Officer, two times base salary for Executive Vice Presidents, one and one-half times base salary for Senior Vice Presidents, and one times base salary for other key officers. The targeted stock ownership should be achieved by a date set by the Committee. Shares to be counted include shares held in the executives' 401(k) or IRA, restricted shares, shares held in trust or in beneficial ownership by or for an immediate family member, shares purchased on the open market or through the Employee Stock Purchase Plan, or shares held following the exercise of stock options. Stock options will not be counted towards the executive's stock ownership position until exercised.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Chief Executive Officer (CEO) compensation was set for 2000 pursuant to the same philosophy and objectives described earlier in this report, and included the same elements and performance measures as the Company's other officers. For 2000, the CEO did not receive a bonus. The Compensation Committee also reviewed Ms. Skinner's beneficial ownership in Coachmen Industries common stock in relation to CEO beneficial ownership levels at the composite group companies. In awarding Ms. Skinner's stock options for 2000, the Committee took note of these factors, as well as Ms. Skinner's substantial and unique contributions to the Company's performance, including the impact of Ms. Skinner's leadership in establishing the "pay for performance" improvements at the Company.

COMPLIANCE WITH SECTION 162(M)

     Federal tax law establishes certain requirements in order for compensation exceeding $1 million earned by certain executives to be deductible. Because the total compensation for any executive officer is significantly below the $1 million threshold, the Compensation Committee has not had to address the issues relative thereto.

SUMMARY

     The Committee believes that the foregoing compensation programs will serve the long-term interests of shareholders. These programs create a strong link between long-term executive rewards and long-term shareholder rewards; they attract, retain and motivate outstanding executive talent; and they further the Corporation's long-term leadership succession objectives. The Committee will continue to emphasize variable, performance based compensation programs that it believes positively affect long-term shareholder value. Finally, through stock ownership guidelines, it is the goal of the Committee to ensure the Corporation has not only qualified, professional managers, but fully committed "owner-operators".

     The foregoing report is furnished by the following members of the Compensation Committee:

Philip G. Lux, Chairman,                      Geoffrey B. Bloom, Member
Compensation Committee                        Robert J. Deputy, Member
                                              Donald W. Hudler, Member
                                              William P. Johnson, Member

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Philip G. Lux was President and Chief Operating Officer of the Company prior to his retirement on December 31, 1991.

                         OUTSIDE DIRECTOR COMPENSATION

     For the 2000 term year, the compensation plan for Non-employee Directors was a fee of $8,000 annually, plus $500 per board meeting attended. They also receive $1,000 per year for each committee served on, plus $500 per committee meeting attended on days other than regular board meeting. Each Non-employee Director of the Company, with at least one full year of service as a Director, automatically receives a one-time restricted stock award of 4,000 shares of Common Stock. These shares vest at the rate of 400 shares per year over a ten-year period upon the attainment of an after-tax return on average shareholder equity of fifteen percent or greater. If in any year, the fifteen percent return on equity is not attained, the restricted share award for that year is forfeited. All of the incumbent directors have received the restricted share award. For discussion of director compensation see section on Outside Director Compensation. Employee Directors receive no compensation as Directors.

     The Board recognizes the importance in attracting and retaining highly-qualified independent Directors to lead the Company in its goal of best serving shareholder interests. Accordingly, in 2000, the Board engaged an independent compensation consultant to advise it on compensation policies and procedures, including those for Non-employee Directors. The independent consultant conducted a survey on Board compensation practices by company's in Coachmen's peer group, as well as a range of comparable manufacturing companies. As a result of the consultant's recommendations, the Board approved a new compensation plan for Outside Directors, as follows:

     Effective with the election of the Board of Directors for the 2001-2002 service year to begin in May 2001, each Outside Director of the Company shall be entitled to the following annual retainers as compensation for his or her services on the Board of Directors of Coachmen Industries, Inc.: a) ten thousand dollars ($10,000)
in cash; b) ten thousand dollars ($10,000) in the Company's common stock; c) three thousand dollars ($3,000) in cash for each committee of the Board on which the Director serves; d) two thousand dollars ($2,000) in cash for each committee of the Board which the Director chairs; and, e) a grant of an option for one thousand (1,000) shares of the Company's common stock.

     The value of each stock retainer and the option exercise price shall be equal to the closing price of the common stock on the NYSE Composite Transactions Tape, as reported in The Wall Street Journal, Midwest Edition on the date of the annual shareholders' meeting. The compensation for the coming year will be payable promptly following the election of the Directors at the annual shareholders' meeting, in advance for the coming service year.

     At least fifteen (15) days prior to each annual shareholders' meeting, each Director may instead irrevocably elect in writing to receive any portion of his or her cash compensation: in unrestricted common stock valued at one hundred ten percent (110%) of the cash amount elected, plus an amount calculated by the Company necessary to gross up the Director's income to cover the Director's federal income taxes for that year for the additional 10% of stock; or, in restricted common stock valued at one hundred forty percent (140%) of the cash amount elected. All restricted common stock shall be deposited with the Company until the completion of two years of service thereafter, and shall be subject to the following restrictions: (a) deposited stock shall be non-transferable until the completion of that two year period of service; and, (b) the shares shall be forfeited to the Company without any payments to the Director in the event of a termination of the Director's service on the Board prior to the completion of the two year period of service for any reason other than death, disability or mandatory retirement; except that, in the event of a Change in Control, as defined in the Program, all such stock shall be delivered to the Director without any restrictions.

     Consistent with its belief that the long-term interests of our shareholders are best served by Directors who hold an equity position in the Company, the Board further determined that during this year of transitioning to a new compensation plan for Non-employee Directors, that those Directors would be allowed to make the above-referenced election for one-half of their cash compensation for the 2000-2001 term year.

     All stock delivered and stock options granted under the new compensation plan for Non-employee Directors are authorized under the Coachmen Industries, Inc. 2000 Omnibus Stock Incentive Program ("Program"), as approved by the shareholders.

STOCK OWNERSHIP GUIDELINES -- NON-EMPLOYEE DIRECTORS

     In 2000, the Board also approved stock ownership guidelines for its Non-employee Directors at a multiple of four times the amount of the Annual Cash and Stock Retainer. The targeted stock ownership should be achieved by December 31, 2004. Shares to be counted included restricted shares, shares held in trust or in beneficial ownership by or for an immediate family member, shares purchased on the open market, or shares held following the exercise of stock options. Stock options will not be counted towards the Non-employee Directors' stock ownership position until exercised.

                               PERFORMANCE GRAPH

     The stock price performance shown on the graph below is not necessarily indicative of future price performance. The companies comprising the Peer Group are Fleetwood Enterprises, Inc., Skyline Corporation, Thor Industries, Inc. and Winnebago Industries, Inc. The total return of each company in the Peer Group has been weighted according to Coachmen's stock market capitalization.

                      COMPARATIVE FIVE-YEAR TOTAL RETURNS*
                         COACHMEN, S&P 500, PEER GROUP
                     (PERFORMANCE RESULTS THROUGH 12/31/00)

                              [PERFORMANCE CHART]

----------------------------------------------------------------------------------------------------------------
                                       1995         1996         1997         1998         1999         2000
----------------------------------------------------------------------------------------------------------------
 COACHMEN INDUSTRIES, INC             100.00       263.52       202.33       248.48       144.81       102.42
 S&P 500 INDEX                        100.00       122.96       163.98       210.85       255.21       231.98
 PEER GROUP                           100.00       111.93       161.73       160.83       132.77        91.53

Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in Coachmen common stock, S&P 500, and Peer Group. *Cumulative total return assumes reinvestment of dividends.

                             AUDIT COMMITTEE REPORT

     The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors (a copy of which is attached to this Proxy Statement as Appendix A), include providing oversight to the Company's financial reporting process through periodic meetings with the Company's independent accountants, internal auditors and management to review accounting, auditing, internal controls and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company's senior management, including senior financial management, and its independent accountants.

     We have reviewed and discussed with senior management the Company's audited financial statements included in the 2000 Annual Report to Shareholders. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and, (ii) have been prepared in conformity with accounting principles generally accepted in the United States of America.

     We have discussed with PricewaterhouseCoopers LLP, our independent accountants, the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61, "Communications with Audit Committee." SAS No. 61 requires our independent accountants to provide us with additional information regarding the scope and results of their audit of the Company's financial statements, including with respect to (i) their responsibility under auditing standards generally accepted in the United States of America, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

     We have received from PricewaterhouseCoopers LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees" with respect to any relationships between PricewaterhouseCoopers LLP and the Company that in their professional judgment may reasonably be thought to bear on independence. PricewaterhouseCoopers LLP has discussed its independence with us, and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

     Based on the review and discussions described above with respect to the Company's audited financial statements included in the Company's 2000 Annual Report to Shareholders, we have recommended to the Board of Directors that such financial statements be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

     As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States of America. That is the responsibility of management and the Company's independent accountants. In giving our recommendation to the Board of Directors, we have relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principals generally accepted in the United States of America, and (ii) the report of the Company's independent accountants with respect to such financial statements.

William P. Johnson, Chairman,                 Philip G. Lux, Member
Audit Committee                               Edwin W. Miller, Member
                                              Fredrick M. Miller, Member

                            INDEPENDENT ACCOUNTANTS

     The Company's certified public accountants for the year 2000 were PricewaterhouseCoopers LLP and that firm has been selected as the Company's accountants for fiscal 2001. Such accounting firm is expected to have a representative at the Annual Meeting of Shareholders and will be available to respond to appropriate questions at that time and have an opportunity to make a statement if they desire to do so.

AUDIT FEES

     The aggregate fees billed by the Company's independent accountants for professional services rendered in connection with (i) the audit of the Company's annual financial statements set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, and (ii) the review of the Company's quarterly financial statements set forth in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000, were approximately $171,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no fees billed by the Company's independent accountants for financial information systems design and implementation services.

ALL OTHER FEES

     The aggregate fees for all other services rendered by its independent accountants for the Company's most recent fiscal year were approximately $260,300. These fees include work performed by the independent auditors with respect to preparation of corporate income tax returns, tax compliance and planning projects, audits of employee benefit plans and consultation and assistance related to business acquisitions.

     The Audit Committee has advised the Company that it has determined that the non-audit services rendered by the Company's independent accountants during the Company's most recent fiscal year are compatible with maintaining the independence of such accountants.

                                 OTHER BUSINESS

     The Board of Directors does not know of any other business to be presented to the Annual Meeting and does not intend to bring other matters before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy form will vote thereon according to their best judgment and interest of the Company. No Shareholder has informed the Company of any intention to propose any other matter to be acted upon at the Annual Meeting. Accordingly, the persons named in the accompanying proxy form are allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in this Proxy Statement.

                                       By Order of the Board of Directors,

                                                RICHARD M. LAVERS
                                                    Secretary

Dated: March 29, 2001

                                                                      APPENDIX A

                            COACHMEN INDUSTRIES, INC

                            AUDIT COMMITTEE CHARTER

I. PURPOSE

     The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the Company's stakeholders, including its shareholders, potential shareholders, dealers, employees and investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company. The Audit Committee's primary duties and responsibilities are to oversee that management has: maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company; has established and maintained processes to assure that an adequate system of internal control is functioning within the Company; has established and maintained processes to assure compliance by the Company with all applicable laws, regulations and corporate policy, including compliance, risk management and legal affairs.

     The Audit Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

     The Audit Committee shall be comprised of no less than three (3) or more Directors (as determined from time to time by the Board) each of whom shall meet the independence requirements of the New York Stock Exchange. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least two members of the Audit Committee shall have accounting or related executive financial management expertise.

III. MEETINGS

     The Audit Committee shall meet at least four times annually, or more frequently as it deems necessary to fulfill its responsibilities.

IV. RESPONSIBILITIES AND DUTIES

     To fulfill responsibilities and duties the Audit Committee shall:

     Review and reassess, at least annually, the adequacy of this Charter. Make recommendations to the Board, as conditions dictate, to update this Charter and publish the Committee's purpose in the proxy statement to its shareholders.

     Review with management and the independent accountants the Company's annual financial statements, including a discussion with the independent accountants of the matters required to be discussed by Statement of Auditing Standards No. 61 ("SAS No. 61"), Communications with Audit Committees.

     Review with management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings, including a discussion with the independent accountants of the matters to be discussed by SAS No. 61. The Chairperson of the Audit Committee may represent the entire Audit Committee for purposes of this review.

     Review the performance of the independent accountants and make recommendations to the Board regarding the appointment or termination of the independent accountants. The Audit Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor. The independent accountants are ultimately accountable to the Audit Committee and the entire Board for such accountants' review of the financial statements and controls of the Corporation.

     Oversee independence of the accountants by receiving from the accountants, annually, a formal written statement required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

     In conjunction with the independent accountants, review the integrity of the Company's financial reporting processes, both internal and external.

                            COACHMEN INDUSTRIES, INC.

            THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Claire C. Skinner and William P. Johnson, and each of them, as his proxies, each with full power of substitution, to
  P REPRESENT AND TO VOTE, AS DESIGNATED BELOW, ALL OF THE UNDERSIGNED'S Common Stock of Coachmen Industries, Inc. at the Annual Meeting of shareholders of
  R Coachmen Industries, Inc. to be held on May 3, 2001 and at any adjournment thereof, with the same authority as if the undersigned were personally
  O  present.

  X THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE
  Y  VOTED FOR PROPOSAL 1.

     THE UNDERSIGNED HEREBY REVOKES ANY PROXY HERETOFORE GIVEN AND ACKNOWLEDGES RECEIPT OF THE NOTICE AND PROXY STATEMENT FOR THE ANNUAL MEETING.

     SEE REVERSE                                                   SEE REVERSE
         SIDE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SIDE



[ ]  Please mark your votes
       as in this example

1. ELECTION OF DIRECTORS.                                                    FOR all nominees listed below   WITHHOLD AUTHORITY to
                                                                                (except as marked to the     vote for all nominees
   Claire C. Skinner, Keith D. Corson, Thomas H. Corson, Geoffrey B. Bloom,         contrary below)              listed below
   Robert J. Deputy, Donald W. Hudler, William P. Johnson, Philip G. Lux,               [  ]                         [  ]
   Edwin W. Miller, Fredrick M. Miller

   INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below:

   _______________________________________________________________________________________________________________________________

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                                                                         Dated: ____________________________, 2001

                                                                                         _________________________________________
                                                                                                        (Signature)

                                                                                         _________________________________________
                                                                                                        (Signature)

                                                                                         (If the stock is registered in the name
                                                                                         of more than one person, the proxy should
                                                                                         be signed by all named holders. If signing
                                                                                         as attorney, executor, administrator,
                                                                                         trustee, guardian, corporate official,
                                                                                         etc., please give full title as such.)


                            COACHMEN INDUSTRIES, INC.
                  (ANNUAL MEETING OF SHAREHOLDERS MAY 3, 2001)
                               VOTING INSTRUCTION
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS





          TO: KEY TRUST COMPANY, N.A, TRUSTEE OF THE
              COACHMEN INDUSTRIES INC. RETIREMENT PLAN AND TRUST

     The undersigned, a participant in and named fiduciary under the Plan, hereby directs the Trustee to vote in person or by proxy, as indicated below (a) all common shares of Coachmen Industries, Inc. credited to the undersigned's account under the Plan on the record date ("allocated shares") and (b) the proportionate number of common shares of Coachmen Industries, Inc. credited to the accounts of other participants in the Plan, but for which the Trustee does not receive valid voting instructions ("non-directed shares") and as to which the undersigned is entitled to direct the voting in accordance with the Plan provisions at the Annual Meeting of Shareholders to be held on May 3, 2001 and at any adjournment thereof.

     Under the Plan, shares credited to the accounts of participants for which the Trustee does not receive timely directions in the form of a signed voting instruction form are voted by the Trustee as directed by the participants acting as named fiduciaries under the Plan who timely return a signed voting instruction form. By completing this confidential voting instruction form and returning it to the Trustee, you are directing the Trustee to vote credited shares and a proportionate number of non-directed shares held in the Plan. The number of non- directed shares for which you may instruct the Trustee to vote will depend on how many other participants exercise their right to direct the voting of their allocated shares.

     Any participants wishing to vote the non-directed shares differently from the allocated shares may do so by requesting a separate voting instruction card from the Trustee by calling Ellen Philip at 212-807-0477. The number of shares reported on this form is based on an equivalent number of shares which are allocated for the credit of your account pursuant to the terms of the Plan.

  1. ELECTION OF DIRECTORS


       [  ]  FOR                            [  ]  WITHHOLD AUTHORITY
             all nominees listed below            to vote for all nominees
             (except as marked to the             listed below
             contrary below)

       Claire C. Skinner, Keith D. Corson, Thomas H. Corson, Geoffrey B. Bloom, Robert J. Deputy, Donald W. Hudler, William P. Johnson, Philip G. Lux, Edwin W. Miller, Fredrick M. Miller

       INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.

  2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THE UNDERSIGNED HEREBY REVOKES ANY VOTING INSTRUCTION HERETOFORE GIVEN AND ACKNOWLEDGES RECEIPT OF THE NOTICE AND PROXY STATEMENT FOR THE ANNUAL MEETING.




_____________________________________    Dated: ________________________, 2001
              Signature


       PLEASE MARK, SIGN AND DATE THIS FORM AND RETURN IT PROMPTLY TO THE
                 TRUSTEE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.